To:	CB Richard Ellis Limited #600 - 111 West Georgia Street Vancouver, BC V6E 4M3
Attention: Ms. Lisa Bailey and Mr. Blair Quinn

Pivotal Corporation (the “Subtenant”) of 300-224 West Esplanade, North Vancouver, BC V7M 3M6 hereby offers to sublease from Primus Telecommunications (Canada) Inc. (the “Sublandlord”) of 1750-1188 West Georgia Street, Vancouver, BC, V6B 4A2 a portion of the building located at 885 Dunsmuir Street, Vancouver, BC (the “Building”), on the following terms and conditions:

1.        PREMISES

Approximately Twelve Thousand (12,000) square feet of rentable area on the Seventh (7th) floor as shown outlined in heavy black on the floor plan attached as Schedule “A” (the “Premises”). The actual rentable area of the space will be determined by the Sublandlord’s architect prior to execution of the sublease.

2.        TERM

Commencing December 1, 2000 (the "Commencement Date") and expiring April 30, 2002.

3.        RENTAL

The annual rental shall be Eighty Four Thousand Dollars ($84,000.00) plus Goods and Services Tax (“GST”), and shall be paid in advance in equal monthly installments of Seven Thousand Dollars ($7,000.00) plus GST, on the first day of each month of the term commencing December 1, 2000. Upon determination of the actual rentable area of the space by the Sublandlord’s architect, the rent shall be adjusted accordingly, on the basis of the rent being Seven Dollars ($7.00) per square foot per annum, plus GST.

4.        PROPERTY TAXES AND OPERATING EXPENSES

The Landlord shall be responsible for structural repairs and structural maintenance to the Building. The Subtenant shall be responsible and pay for its proportionate share of building property taxes and operating expenses, plus GST, as described in the Head Lease attached hereto as Schedule “B.” The Subtenant shall also pay for its business taxes and telephone charges.

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5.        COMMUNICATIONS EQUIPMENT

The Subtenant shall be responsible for the installation and maintenance of its telephones, computers and special communications equipment.

6.        SUBLANDLORD'S WORK

None. The space will be taken on an "as is" basis.

7.        WORKING DRAWINGS

The Subtenant shall be responsible for the preparation of all space plan services with respect to any new improvements to the Premises. The Subtenant shall also submit to the Sublandlord working drawings of the proposed Subtenant’s improvements to the Premises, which drawings must be approved by the Sublandlord prior to the commencement of any such work.

8.        PERMITS

It is the Subtenant’s responsibility to secure all the necessary building permits and approvals required by the City of Vancouver for any new leasehold improvements. Such permits must be secured before any such work shall commence on the premises. The Subtenant shall also be responsible for making application for a certificate of occupancy as required by the City of Vancouver as it applies to the leasehold improvements.

9.        PARKING

The Sublandlord shall make available to the Subtenant Four (4) unreserved parking stalls to be located in the parking garage for the Building at the prevailing market rental rate from time to time.

10.      USE OF PREMISES

The Premises are to be used as a office.

11.      HEAD LEASE

The Subtenant agrees to abide by all the terms, conditions, rules and regulations contained in the Head Lease to be provided by the Subtenant within Three (3) business days of acceptance of this Offer, except as provided for in this Offer to Sublease.

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12.      SUBTENANT'S CONDITION

This Offer shall be subject to the Subtenant’s review and approval of the Head Lease.

The above subject clause is for the sole benefit of the Subtenant and must be waived unilaterally by the Subtenant in order to proceed with completion of the contract. Should this subject clause not be removed from this offer to Sublease by notice in writing to the Sublandlord or CB Richard Ellis Limited by September 8, 2000, this agreement shall be null and void and all deposit monies, plus GST, shall be returned to the Subtenant without deduction.

13.      DEPOSIT

All deposit monies, plus GST, required by this agreement shall be payable to:
CB Richard Ellis Limited #600 - 1111 West Georgia Street Vancouver, BC V6E 4M3

The Subtenant shall, within forty eight (48) hours of removal of the final Subject Condition of this Offer to Sublease, tender a deposit cheque in the amount of Fourteen Thousand Nine Hundred Eighty Dollars ($14,980) including GST (the “Deposit”). Such Deposit shall be held in trust by CB Richard Ellis Limited and shall be applied towards payment of rental and GST, for the first and last months of the sublease term as they become due. The Deposit shall be held in trust by CB Richard Ellis Limited until the Subtenant takes possession of the Premises, after which time the monies shall be transferred to the Sublandlord’s account. Should the Deposit be equal to Five Thousand Dollars ($5,000.00) or more, the Deposit is to be placed in an interest bearing account with interest accruing to the Subtenant until being transferred to the Sublandlord.

14.      LANDLORD'S CONSENT

This Offer to Sublease is subject to the consent of Dunsmuir and Hornby Ltd. (the “Landlord”) by September 12, 2000. If such consent is not received by the said date, this Offer shall be null and void and all deposit monies, plus GST, shall be returned to the Subtenant without deduction.

15.      AGENCY DISCLOSURE

a)	The Sublandlord has an agency relationship with Avison Young (Agent) and Stephen Moscovich (Salesperson).
b)	The Subtenant has an agency relationship with CB Richard Ellis Limited (Agent) and Lisa Ayrton/Blair Quinn (Salesperson).

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16.      FACSIMILE TRANSMISSION

A party hereto may signify its agreement to the terms hereof by facsimile transmission. A telecopy facsimile of this agreement received by a party hereto which shows the signature(s) of the authorized signatory(ies) of the other party will be good proof of execution by that other party.

17.      ACCEPTANCE

This Offer to Sublease is open for acceptance until 5:00 p.m., on the 30th day of August, 2000.

DATED at North Vancouver this 29th day of August, 2000.

PIVOTAL CORPORATION

Per:     [SIGNATURE ILLEGIBLE]                   [SIGNATURE ILLEGIBLE]
                 (Authorized Signatory)                      (Witness)
             Andre J. Beaulieu
             General Counsel
             Pivotal Corporation
             300 - 324 West Esplanade
             North Vancouver, B.C. V7M 3M6

We hereby accept this lease and agree to be bound by the terms and conditions contained herein.

DATED at Toronto this 29th day of August, 2000.

PRIMUS TELECOMMUNICATIONS (CANADA) INC.

Per:     [SIGNATURE ILLEGIBLE]
                 (Authorized Signatory)                      (Witness)

We hereby approve and consent to this sublease.

DUNSMUIR AND HORNBY LTD.

Per:
                 (Authorized Signatory)                      (Witness)

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